Exhibit 10.28

PROMISSORY NOTE

Principal $800,000 00	Loan Date 05-22-2023	Maturity 08-22-2023	Loan No. 709505950	Call /Col 4A / 012	Account S9070940	Officer MMA	Initials MCM
References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item. Any item above containing “***” has been omitted due to text length limitations.

Borrower:	Syra Health Corp 1119 Keystone Way Ste 201 Carmel, IN 46032-3356		Lender:	Citizens State Bank of New Castle Carmel Branch 1238 Broad St, PO Box C New Castle, IN 47362 (888) 529-5450

Principal Amount: $800,000.00	Date of Note: May 22, 2023

PROMISE TO PAY. Syra Health Corp (“Borrower”) promises to pay to Citizens State Bank of New Castle (“Lender”), or order, in lawful money of the United States of America, the principal amount of Eight Hundred Thousand & 00/100 Dollars ($800,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT. Borrower will pay this loan in full immediately upon Lender’s demand. If no demand is made. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on August 22, 2023. In addition. Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning June 22, 2023, with all subsequent interest payments to be due on the same day of each month after that. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; and then to any late charges. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the NATIONAL PRIME AS QUOTED DAILY IN THE WALL STREET JOURNAL (the “Index”). The Index is not necessarily the lowest rate charged by Lender on its loans. Lender will tell Borrower the current Index rate upon Borrower’s request. The interest rate change will not occur more often than each DAILY. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 8.250% per annum. Interest on the unpaid principal balance of this Note will be calculated as described in the “INTEREST CALCULATION METHOD” paragraph using a rate of 1.500 percentage points over the Index (the “Margin”), adjusted if necessary for any minimum and maximum rate limitations described below, resulting in an initial rate of 9.750% per annum based on a year of 360 days. If Lender determines, in its sole discretion, that the Index has become unavailable or unreliable, either temporarily, indefinitely, or permanently, during the term of this Note, Lender may amend this Note by designating a substantially similar substitute index. Lender may also amend and adjust the Margin to accompany the substitute index. The change to the Margin may be a positive or negative value, or zero. In making these amendments, Lender may take into consideration any then-prevailing market convention for selecting a substitute index and margin for the specific Index that is unavailable or unreliable. Such an amendment to the terms of this Note will become effective and bind Borrower 10 business days after Lender gives written notice to Borrower without any action or consent of the Borrower. NOTICE: Under no circumstances will the interest rate on this Note be less than 6.000% per annum or more than (except for any higher default rate shown below) the lesser of 21.000% per annum or the maximum rate allowed by applicable law.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method.

PREPAYMENT; MINIMUM INTEREST CHARGE. In any event, even upon full prepayment of this Note, Borrower understands that Lender is entitled to a minimum interest charge of $51.00. Other than Borrower’s obligation to pay any minimum interest charge, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments of accrued unpaid interest. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Citizens State Bank of New Castle, Carmel Branch, 1238 Broad St, P 0 Box C, New Castle, IN 47362.

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the interest rate on this Note shall be increased by adding an additional 2.000 percentage point margin (“Default Rate Margin”). The Default Rate Margin shall also apply to each succeeding interest rate change that would have applied had there been no default. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

DEFAULT. Each of the following shall constitute an event of default (“Event of Default”) under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s property or Borrower’s ability to repay this Note or perform Borrower’s obligations under this Note or any of the related documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under any guaranty of the indebtedness evidenced by this Note.

Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Insecurity. Lender in good faith believes itself insecure.

LENDER’S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount. Under all circumstances, the Indebtedness will be repaid without relief from any Indiana or other valuation and appraisement laws.

ATTORNEYS’ FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender’s attorneys’ fees and Lender’s legal expenses, whether or not there is a lawsuit, including without limitation all attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Indiana without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of Indiana.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $25.00 if Borrower makes a payment on Borrower’s loan and the check or preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts, and, at Lender’s option, to administratively freeze all such accounts to allow Lender to protect Lender’s charge and setoff rights provided in this paragraph.

COLLATERAL. Borrower acknowledges this Note is secured by (A) A Commercial Security Agreement dated May 22, 2023 made and executed between Skill Demand Corp and Lender on collateral described as: inventory, chattel paper, accounts, equipment, general intangibles, fixtures, standing timber and mineral, oil and gas.

(B) Citizens State Bank will not renew this LOC after the 8/22/2023(maturity date). The Loan must be paid in full by borrower.

LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note may be requested either orally or in writing by Borrower or as provided in this paragraph. Lender may, but need not, require that all oral requests be confirmed in writing. All: communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender’s office shown above. The following person or persons are authorized, except as provided in this paragraph, to request advances and authorize payments under the line of credit until Lender receives from Borrower, at Lender’s address shown above, written notice of revocation of such authority: Feroz Syed, Shareholder of Syra Health Corp; Deepika Vuppalanchi, Chief Executive Officer & Director of Syra Health Corp; Sandeep Allam, President & Chairman of Syra Health Corp; and Priya Prasad, Chief Financial Officer & Chief Operating Officer of Syra Health Corp. FOR EACH LINE OF CREDIT ADVANCE, BORROWER REQUIRED TO COMPLETE BORROWING BASE CALCULATION WORKSHEET AND PROVIDE CURRENT AGING OF ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE TO THE BANK. LINE OF CREDIT LOAN BALANCE NOT TO EXCEED 70% OF ACCOUNTS RECEIVABLE LESS THAN 90 DAYS PLUS STATE OF INDIANA ACCOUNTS RECEIVABLE OVER 90 DAYS.

DRAW REQUESTS MUST BE MADE BY: COMPLETING THE BORROWING BASE CALCULATION WORKSHEET. THE COMPLETED WORKSHEET WILL THEN BE EMAILED ALONG WITH SYRA HEALTH CORP CURRENT AR/AP AGING REPORTS TO CITIZENS STATE BANK, AT LEAST 1 BUSINESS DAY PRIOR TO NEEDING LOC DRAW PROCEEDS. FUTURE DRAWS ARE AT LENDER DISCRETION AND SUBJECT TO BORROWER MAINTAINING FINANCIAL CONDITION SATISFACTORY TO LENDER. Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower’s accounts with Lender, the unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender’s internal records, including daily computer print-outs.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower’s heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

NOTIFY US OF INACCURATE INFORMATION WE REPORT TO CONSUMER REPORTING AGENCIES. Borrower may notify Lender if Lender reports any inaccurate information about Borrower’s account(s) to a consumer reporting agency. Borrower’s written notice describing the specific inaccuracy(ies) should be sent to Lender at the following address: Citizens State Bank of New Castle, Carmel Branch, 1238 Broad St, P 0 Box C, New Castle, IN 47362.

GENERAL PROVISIONS. This Note is payable on demand. The inclusion of specific default provisions or rights of Lender shall not preclude Lender’s right to declare payment of this Note on its demand. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

SYRA HEALTH CORP

By:	/s/ Feroz Syed	By:	/s/ Deepika Vuppalanchi
	Feroz Syed, Shareholder of Syra Health Corp		Deepika Vuppalanchi, Chief Executive Officer & Director of Syra Health Corp

By:	/s/ Sandeep Allam	By:	/s/ Priya Prasad
	Sandeep Allam, President & Chairman of Syra Health Corp		Priya Prasad, Chief Financial Officer & Chief Operating Officer of Syra Health Corp

LENDER:

CITIZENS STATE BANK OF NEW CASTLE

By:	/s/ Meghan Marrello
Meghan Marrello, Relationship Mgr.

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